Exhibit 5.1

Cahill Gordon & Reindel llp
32 Old Slip
New York, NY 10005

HELENE R. BANKS

ANIRUDH BANSAL

DAVID L. BARASH

LANDIS C. BEST

BRADLEY J. BONDI

BROCKTON B. BOSSON

JONATHAN BROWNSON *

JOYDEEP CHOUDHURI *

JAMES J. CLARK

CHRISTOPHER W. CLEMENT

LISA COLLIER

AYANO K. CREED

PRUE CRIDDLE ±

SEAN M. DAVIS

STUART G. DOWNING

ADAM M. DWORKIN

ANASTASIA EFIMOVA

JENNIFER B. EZRING

HELENA S. FRANCESCHI

JOAN MURTAGH FRANKEL

JONATHAN J. FRANKEL

ARIEL GOLDMAN

PATRICK GORDON

JASON M. HALL

STEPHEN HARPER

WILLIAM M. HARTNETT

NOLA B. HELLER

CRAIG M. HOROWITZ

DOUGLAS S. HOROWITZ

TIMOTHY B. HOWELL

DAVID G. JANUSZEWSKI

ELAI KATZ

JAKE KEAVENY

BRIAN S. KELLEHER

RICHARD KELLY

CHÉRIE R. KISER ‡

JOEL KURTZBERG

TED B. LACEY

MARC R. LASHBROOK

ALIZA R. LEVINE

JOEL H. LEVITIN

GEOFFREY E. LIEBMANN

TELEPHONE:  (212) 701-3000
WWW.CAHILL.COM
___________

1990 K STREET, N.W.
WASHINGTON, DC 20006-1181
(202) 862-8900

CAHILL GORDON & REINDEL (UK) LLP
24 MONUMENT STREET
LONDON EC3R 8AJ
+44 (0) 20 7920 9800
___________

WRITER’S DIRECT NUMBER

BRIAN T. MARKLEY

MEGHAN N. McDERMOTT

WILLIAM J. MILLER

NOAH B. NEWITZ

WARREN NEWTON §

DAVID R. OWEN

JOHN PAPACHRISTOS

LUIS R. PENALVER

KIMBERLY PETILLO-DÉCOSSARD

SHEILA C. RAMESH

MICHAEL W. REDDY

OLEG REZZY

THORN ROSENTHAL

TAMMY L. ROY

JONATHAN A. SCHAFFZIN

DARREN SILVER

JOSIAH M. SLOTNICK

RICHARD A. STIEGLITZ JR.

ROSS E. STURMAN

SUSANNA M. SUH

ANTHONY K. TAMA

JONATHAN D. THIER

SEAN P. TONOLLI

JOHN A. TRIPODORO

GLENN J. WALDRIP, JR.

HERBERT S. WASHER

MICHAEL B. WEISS

DAVID WISHENGRAD

C. ANTHONY WOLFE

COREY WRIGHT

ELIZABETH M. YAHL

JOSHUA M. ZELIG

 * ADMITTED AS A SOLICITOR IN
ENGLAND AND WALES ONLY

 ± ADMITTED AS A SOLICITOR IN
WESTERN AUSTRALIA ONLY

 ‡ ADMITTED IN DC ONLY

 § ADMITTED AS AN ATTORNEY
IN THE REPUBLIC OF SOUTH AFRICA
ONLY

August 12, 2021

Dyadic International, Inc.

140 Intracoastal Pointe Drive, Suite 404

Jupiter, Florida 33477

Re:         Dyadic International, Inc.

Ladies and Gentlemen:

We have acted as counsel to Dyadic International, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) registering under the Securities Act of 1933, as amended (the “Securities Act”), 3,000,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), to be issued pursuant to the Dyadic International, Inc. 2021 Equity Incentive Plan (the “Plan”).

We have examined copies of such corporate records, instruments and certificates and made such inquiries as we have deemed necessary in connection with the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies.

Based upon the foregoing, in our opinion the shares of Common Stock to be issued by the Company, when issued in the manner contemplated by the Plan, will be legally issued, fully paid and non-assessable. We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Cahill Gordon & Reindel llp

We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Best regards, /s/ Cahill Gordon & Reindel llp Cahill Gordon & Reindel llp